THE CASCADES TRUST
                   DISTRIBUTION AGREEMENT


     AGREEMENT, made as of this 28th day of May, 1999 by and between TAX-FREE TRUST OF OREGON (hereinafter called the "Business Trust"), and AQUILA DISTRIBUTORS, INC., (hereinafter called the "Distributor").
                    W I T N E S S E T H:
     WHEREAS, the Business Trust and the Distributor have previously entered into the Distribution Agreement with respect to a portfolio of the Business Trust entitled Tax-Free Trust of Oregon (the "Trust") dated as of February 10, 1999;
     WHEREAS, on May 1, 1999 the Board of Trustees of the Business Trust approved a new Distribution Agreement, to go into effect upon anticipated changes in ownership of the Distributor; and
     WHEREAS, the transfer of shares of the Distributor effecting such changes in ownership occurred as of the date hereof; and
     WHEREAS, contemporaneously therewith pursuant to an instrument executed and delivered between the parties, a new Distribution Agreement went into effect, identical in its provisions to the Distribution Agreement in effect immediately prior thereto, except for the date of its effectiveness; and
     WHEREAS, this Agreement is a document explicitly containing all of the provisions of the new Distribution Agreement, representing in explicit form the new Distribution Agreement created thereby;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by a between the parties hereto as follows:
          b. For purposes of determining the renewal date of this Agreement under paragraph 9 only, the effective date of this Agreement shall be considered to be the same as the effective date of the previously effective Distribution Agreement.
                    W I T N E S S E T H :
  In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

     1. The Distributor agrees to act as principal underwriter and exclusive distributor of the shares of the Trust. The price at which shares of the Trust are issued to the public by the Distributor shall be as computed and effective as set forth in the Prospectus and Statement of Additional Information of the Trust current as of the time of such sale (collectively, the "Current Prospectus"). The Distributor is authorized to determine from time to time (i) the sales charges forming part of the public offering price and any dealer discount paid to dealers and any agency commissions paid to brokers; (ii) the terms of any privilege reducing or eliminating such sales charges; and (iii) the terms of any sales agreement entered into by the Distributor relating to the sale of the Trust/Fund's shares and the identity of any broker or dealer with which such agreements are entered into. The Trust/Fund agrees that it will promptly amend or supplement the Current Prospectus in connection with any change in any of the foregoing. The Trust agrees that it will promptly amend or supplement the Current Prospectus in connection with any change in any of the foregoing. The Distributor agrees to bear the costs of printing and distributing all copies of the Trust's prospectuses, statements of additional information and reports to shareholders which are not sent to the Trust's shareholders, as well as the costs of supplemental sales literature, advertising and other promotional activities. the above sentence only in cash funds


     2. The Business Trust agrees to issue shares of the Trust, subject to the provisions of its Declaration of Trust and ByLaws, to the Distributor as ordered by the Distributor, but only to the extent that the Distributor shall have received purchase orders therefor at the times and subject to the conditions set forth in the Current Prospectus. Certificates for shares need not be created or delivered by the Business Trust in any case in which the purchase is made under terms not calling for such certificates. Shares issued by the Business Trust shall be registered in such name or names and amounts as the Distributor may request from time to time and all shares when so paid for and issued shall be fully paid and non-assessable to the extent set forth in the Current Prospectus.

     3. The Distributor shall act as principal in all matters relating to promotion of the growth of the Trust and shall enter into all of its engagements, agreements and contracts as principal on its own account. The title to shares of the Trust issued and sold through the Distributor shall pass directly from the Business Trust to the dealer or investor, or shall, if the Distributor so consents, first pass to the Distributor, as may from time to time be determined by the Board of Trustees of the Business Trust.

     4. The Business Trust hereby consents to any arrangements whereby the Distributor may act as principal underwriter for other investment companies or as principal underwriter, sponsor or depositor for unit investment trusts and periodic payment plan certificates issued thereby, or as investment adviser, subadviser or administrator to the Business Trust or other investment companies or persons.
The Business Trust also consents to the Distributor carrying on a business as a broker, dealer and underwriter in securities and to carrying on any other lawful business.

     5. The Business Trust covenants and agrees that it will not during the term of this Agreement, without the consent of the Distributor, offer any shares of the Trust for sale directly or through any person or corporation other than the Distributor excepting only (a) the reinvestment of dividends and/or distributions, or their declaration in shares of the Trust, in optional form or otherwise; (b) the issuance of additional shares through stock splits or stock dividends; (c) sales of shares to another investment or securities holding company in the process of purchasing all or a portion of its assets; or (d) in connection with an exchange of the Trust's shares for shares of another investment company or securities holding company.

  6. The Business Trust agrees to use its best efforts to register from time to time under the Securities Act of 1933 adequate amounts of shares of the Trust for sale by the Distributor to the public and to register or qualify, or to permit the Distributor to register or qualify, such shares for offering to the public in such States or other jurisdictions as may be designated by the Distributor.

     7.   The Business Trust agrees to advise the
Distributor of the net asset value of the Trust's shares as often as computed. The Business Trust will also furnish to the Distributor, as soon as practicable, such information as may reasonably be requested by the Distributor in order that it may know all of the facts necessary to sell shares of the Trust.

  8. The Distributor is familiar with the Declaration of Trust and By-Laws of the Business Trust, each as presently in effect. Insofar as they are applicable to the Distributor as principal underwriter of the Business Trust, it will comply with the provisions of the Declaration of Trust and By-Laws of the Business Trust and with the provisions of all acts administered by the Securities and Exchange Commission (the "Commission") and rules thereunder.

   9. This amended and restated Agreement shall go into effect on the date first above written, and shall, unless terminated as hereinafter provided, continue in effect until the next June 30, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually as provided in the Investment Company Act of 1940 (the "Act"). This Agreement shall automatically terminate in the event of its assignment (as defined in the Act) and may be terminated by either party on sixty days written notice to the other party.

     10. The Business Trust agrees with the Distributor, for the benefit of the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933 (the "Securities Act") and each and all and any of them, to indemnify and hold harmless the Distributor and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, under any other statute, at common law or otherwise, and to reimburse the Distributor and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any litigation whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, filed with the Commission, or any amendment thereof or supplement thereto, or which arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Business Trust or to any such losses, claims, damages, liabilities or litigation arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or arising out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Business Trust by the Distributor for inclusion in any such Registration Statement or Prospectus or any amendment thereof or supplement thereto. The Distributor and each such controlling person shall, promptly after the complaint shall have been served upon the Distributor or such controlling person in respect of which indemnity may be sought from the Business Trust on account of its agreement contained in this paragraph, notify the Business Trust in writing of the commencement thereof. The omission of the Distributor or such controlling person so to notify the Business Trust of any such litigation shall relieve the Business Trust from any liability which it may have to the Distributor or such controlling person on account of the indemnity agreement contained in this paragraph, but shall not relieve the Business Trust from any liability which it may have to the Distributor or controlling person otherwise than on account of the indemnity agreement contained in the paragraph. In case any such litigation shall be brought against the Distributor or any such controlling person and notice of the commencement thereof shall have been given to the Business Trust, the Business Trust shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the litigation. The indemnity agreement of the Business Trust contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor or any such controlling person, and shall survive any delivery of shares of the Trust. The Business Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers or directors of which it may be advised in connection with the issue and sale of shares of the Trust.

     11. Anything herein to the contrary notwithstanding, the agreement in paragraph 10, insofar as it constitutes a basis for reimbursement by the Business Trust for liabilities (other than payment by the Business Trust of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of
Section 15 of the Securities Act or who, at the date of this Agreement, is a Trustee of the Business Trust, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Securities Act. Unless in the opinion of counsel for the Business Trust the matter has been adjudicated by controlling precedent, the Business Trust, will, if a claim for such reimbursement is asserted, submit to a court of appropriate jurisdiction the question of whether or not such interest is against the public policy as expressed in the Securities Act.

     12. The Distributor agrees to indemnify and hold harmless the Business Trust and its Trustees and such officers as shall have signed any Registration Statement filed with the Commission from and against any and all losses, claims, damages or liabilities, joint or several, to which the Business Trust or such Trustees or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse the Business Trust or such Trustees or officers for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by it or them or any of them in connection with any litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Business Trust by the Distributor for inclusion in any Registration Statement or any Prospectus, or any amendment thereof or supplement thereto. The Distributor shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. The Business Trust and its Trustees and such officers, defendant or defendants, in any such litigation shall, promptly after the complaint shall have been served upon the Business Trust or any such Trustee or officer in respect of which indemnity may be sought from the Distributor on account of its agreement contained in this paragraph, notify the Distributor in writing of the commencement thereof. The omission of the Business Trust or such Trustee or officer so to notify the Distributor of any such litigation shall relieve the Distributor from any liability which it may have to the Business Trust or such Trustee or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve the Distributor from any liability which it may have to the Business Trust or such Trustee or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Business Trust or any such Trustee or officer and notice of the commencement thereof shall have been so given to the Distributor, the Distributor shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Business Trust. The indemnity agreement of the Distributor contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Business Trust and shall survive any delivery of shares of the Trust. The Distributor agrees to notify the Business Trust promptly of the commencement of any litigation or proceeding against it or any of its officers or directors or against any such controlling person of which it may be advised, in connection with the issue and sale of the Trust's shares.

     13. Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to the Business Trust or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

    14. The Business Trust shall immediately advise the Distributor (a) when any post-effective amendment to its Registration Statement or any further amendment or supplement thereto or any further Registration Statement or amendment or supplement thereto becomes effective, (b) of any request by the Commission for amendments to the Registration Statement or the then effective Prospectus or for additional information, (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose, and (d) of the happening of any event which makes untrue any material statement made in the Registration Statement or the Current Prospectus or which in the opinion of counsel for the Business Trust requires the making of a change in the Registration Statement or the Current Prospectus in order to make the statements therein not misleading. In case of the happening at any time of any event which materially affects the Trust or its securities and which should be set forth in a supplement to or an amendment of the then effective Prospectus in order to make the statements therein not misleading the Business Trust shall prepare and furnish to the Distributor such amendment or amendments to the then effective Prospectus as will correct the Prospectus so that as corrected it will not contain, or such supplement or supplements to the then effective Prospectus which when read in conjunction with the then effective Prospectus will make the combined information not contain, any untrue statement of a material fact or any omission to state any material fact necessary in order to make the statements in the then effective Prospectus not misleading. The Business Trust shall, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, make every reasonable effort to obtain the prompt lifting of such order.
  15. Except as expressly provided in paragraphs 10 and 12 hereof, the agreements herein set forth have been made and are made solely for the benefit of the Business Trust, the Distributor, and the persons expressly provided for in paragraphs 10 and 12, their respective heirs, successors, personal representatives and assigns, and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation, other than the Business Trust, the Distributor, and the persons expressly provided for in paragraphs 10 and 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. Except as so provided, the term "heirs, successors, personal representatives and assigns" shall not include any purchaser of shares merely because of such purchase.


     16. The Distributor understands that the obligations of this Agreement are not binding upon any shareholder of the Trust personally, but bind only the Business Trust's property; the Distributor represents that it has notice of the provisions of the Business Trust's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Trust.
   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers and their seals to be affixed as of the day and year first above written.


ATTEST:



_______________________
By:______________________________


ATTEST:                       AQUILA DISTRIBUTORS, INC.



_______________________
By:______________________________